EXHIBIT 1

No. 2000-1                                                       $500,000.00 USD
    ------


                              TAM RESTAURANTS, INC.

                 10% CONVERTIBLE DEBENTURE DUE OCTOBER 20, 2003

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         This Convertible Debenture is duly authorized issue of Convertible Debentures of TAM Restaurants, Inc., a Delaware corporation (the "ISSUER"), issued on October 21, 2000 (the "ISSUANCE DATE"), and designated as its 10% Convertible Debenture due October 20, 2003 (the "DEBENTURE").

FOR VALUE RECEIVED, the Issuer promises to pay to


                                 PETER SALVATORE


the registered holder hereof or its registered assigns, if any (the "HOLDER"), the principal sum of:

                        FIVE HUNDRED THOUSAND ($500,000)

                             United States Dollars,

on or prior to October 20, 2003 (the "MATURITY DATE") or such earlier date this Debenture is required to be repaid by the Issuer pursuant to the terms of Sections 4 and 8 herein, and to pay simple interest on the Maturity Date or as set forth in Section 8 below, at the rate of ten (10%) percent per annum for such principal amount of this Debenture outstanding on the Maturity Date (subject to the qualifications set forth below). Accrual of interest shall commence as of the Issuance Date. In the event the Holder elects to convert the principal amount of this Debenture into shares of Common Stock pursuant to the procedures set forth herein, the Holder shall not be entitled to any interest in the repayment of such principal. This Debenture has been issued under the terms and provisions of the Convertible Debenture Purchase Agreement dated as of October 21, 2000 between the Issuer and Holder (the "AGREEMENT") and shall be subject to all of the terms and conditions and entitled to all of the benefits thereof. In the event the principal amount of this Debenture has not been repaid by the Issuer to the Holder as of the close of business on the Maturity Date, then at such time the Holder shall have the option of (i) receiving repayment of the principal amount then outstanding to the Holder in cash or cash equivalent, plus accrued and unpaid interest for this Debenture then outstanding, or (ii) issue Conversion Shares (as defined below) for the then remaining principal amount outstanding (with out the inclusion of any interest). Unless otherwise agreed in writing by both parties hereto, the interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Issuer regarding registration and transfers of the Debenture (the "DEBENTURE Register"), provided, however, that the Issuer's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in the Agreement and this Debenture.


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


           The Debenture is subject to the following additional provisions:

           1. The Debenture is exchangeable for like Debentures in equal aggregate principal amount of authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than $50,000 (unless such amount represents the remaining principal balance outstanding). No service charge will be made for such registration or transfer or exchange.

           2. The Issuer shall be entitled to withhold from all payments of principal and/or interest of this Debenture any amounts required to be withheld under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

           3. This Debenture has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. Prior to the due presentment for such transfer of this Debenture, the Issuer and any agent of the Issuer may treat the person in whose name this Debenture is duly registered on the Issuer's debenture register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Agreement.

           4. The principal amount of this Debenture is only repayable as set forth in this Section or upon the occurrence of an Event of Default as set forth in Section 8 below. The interest is only repayable upon and Event of Default as set forth in Section 8 below or upon repayment of the principal upon the Maturity Date as set forth above. The Holder of this Debenture is entitled, at its option, to convert at any time commencing on the date hereof up until the Maturity Date, the principal amount of this Debenture or any portion thereof, into shares of fully paid and non assessable Common Stock of the Issuer ("CONVERSION SHARES") at a conversion price for each Conversion Share ("CONVERSION PRICE") equal to $.15. The number of Conversion Shares due to the Holder is to be derived from dividing the Conversion Amount by the Conversion Price. For purposes of this Debenture, the "CONVERSION AMOUNT" shall mean the principal dollar amount of the Debenture being converted. In the event the principal amount of this Debenture has not been repaid by the Issuer to the Holder (in the manner set forth in the first sentence of this Section 4) as of the close of business on the Maturity Date, then at such time the Issuer shall issue Conversion Shares for the then remaining principal amount outstanding with no requirement of a Notice of Conversion (as defined below), and the Maturity Date being deemed a Conversion Date (as defined below). The Holder may exercise its right to convert the Debenture by telecopying an executed and completed notice of conversion (the "NOTICE OF CONVERSION") to the Issuer and delivering the original Notice of Conversion and the original Debenture to the Issuer by express courier. Each business day on which a Notice of Conversion is telecopied to and received by the Issuer in accordance with the provisions hereof shall be deemed a "CONVERSION DATE". The Issuer will transmit the certificates representing Conversion Shares issuable upon such conversion of the Debenture (together with the certificates representing the Debenture not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise within five Business Days after the Conversion Date, provided, the Issuer has received the original Notice of Conversion and Debenture being so converted. If the Company has not received the original Notice of Conversion and original Debenture being converted within three Business Days after Conversion Date, then the Issuer shall transmit the certificates representing the Conversion Shares issuable upon such conversion of the Debenture (together with the certificates representing the Debenture not so converted) to the Holder via express courier, by electronic transfer (if applicable) or otherwise within five business days after receipt of the original Notice of Conversion and original Debenture being converted.



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           The Notice of Conversion and Debenture representing the portion of the Debenture converted shall be delivered as follows:

                     To the Issuer:
                                   TAM Restaurants, Inc.
                                   1163 Forest Avenue
                                   Staten Island, NY  10310

                                   Attention: Anthony Golio
                                   Facsimile: (718) 448-3872
                                   Telephone: (718) 720-5959

or to such other address as may be communicated by the Issuer to the Holder in writing.

           The principal amount of this Debenture shall be reduced as per that principal amount indicated on the Notice of Conversion upon the proper receipt by the Holder of such Conversion Shares due upon such Notice of Conversion.

      5. Upon each adjustment of the Conversion Price (as set forth below), the Holder shall thereafter be entitled to (but not obligated to) receive upon conversion of this Debenture, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by (i) multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock receivable hereunder immediately prior to such adjustment and (ii) dividing the product thereof by the Conversion Price resulting from such adjustment. The Conversion Price shall be adjusted as follows:

                     (i) In the case of any amendment to the Issuer's Articles of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Debenture shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the Holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. This Debenture shall be deemed thereafter to provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Subsection (i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.


                     (ii) If the Issuer shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                     (iii) If any capital reorganization or reclassification of the capital stock of the Issuer, or any consolidation or merger of the Issuer with or into another corporation or other entity, or the sale of all or substantially all of the Issuer's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, the Holder shall thereafter have the right to receive upon the conversion hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Debenture under this Section had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the conversion of this Debenture) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock




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           reflected, by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger. Subject to the terms of this Debenture, in the event of a merger or consolidation of the Issuer with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to investors of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Issuer shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Debenture the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

                     (iv) In case the Issuer shall, at any time prior to conversion of this Debenture, consolidate or merge with any other corporation or other entity (where the Issuer is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Issuer shall cause effective provision to be made so that the Holder upon the conversion of this Debenture after the effective date of such transaction shall be entitled to receive the kind and, amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by the Holder of the number of shares of Common Stock as to which this Debenture was convertible immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Debenture shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon conversion of this Debenture. Upon the occurrence of any event described in this Subsection (iv), the Holder shall have the right to (a) convert this Debenture immediately prior to such event at a Conversion Price equal to the lesser of (1) the Conversion Price or (2) the price per share of Common Stock paid in such event, or (b) retain ownership of this Debenture, in which event, appropriate provisions shall be made so that this Debenture shall be convertible at the Holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity.

                     (v) In the case of any (a) consolidation or merger of the Issuer into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Issuer),
           (b) sale, transfer, lease or conveyance of all or substantially all of the assets of the Issuer as an entirety or substantially as an entirety, or (c) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), the holder of this Debenture then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Issuer into which such Debenture would have been converted



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           immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Issuer (A) is not an entity with which the Issuer consolidated or into which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of the constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Issuer held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which the Issuer merged into the Issuer or to which such rights or election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (4)(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a majority of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Debenture. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Issuer shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor issuer or entity (if other than the Issuer) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the Holder such shares of Common Stock, securities or assets as, in accordance with the provisions of this Debenture, such Holder may be entitled to receive under this Debenture.

                     (vi) The Issuer will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Debenture and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.


                     (vii) Whenever the Conversion Price shall be adjusted pursuant to this Section the Issuer shall promptly mail by registered or certified mail, return receipt requested, to the Holder a certificate signed by its President setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Issuer made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder. The Issuer shall make such certificate and mail it to the Holder immediately after each adjustment.


           6. No provision of this Debenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Debenture at the place, time, and rate, and in the coin or currency herein prescribed.

           7. The Issuer hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         8. If one or more of the following described "EVENTS OF DEFAULT" shall occur,

                     (a) Any of the representations, covenants, or warranties made by the Issuer herein, or in the Agreement (including all Exhibits annexed thereto) shall have been incorrect when made in any material respect or shall thereafter be determined to be incorrect; or

                     (b) The Issuer shall breach, fail to perform, or fail to observe in any material respect any material covenant, term, provision, condition, agreement or obligation of the Issuer under this Debenture (or any other debenture of the Company held by the Holder), the Agreement, between the parties of even date herewith, and such breach or failure has not been cured within ten business days after receipt of written notice from the Holder setting forth such breach or failure; or


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                     (c) A trustee, liquidator or receiver shall be appointed
           for the Issuer or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) calendar days after such appointment; or

                    (d) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Issuer and shall not be dismissed within thirty (30) calendar days thereafter; or

                     (e) Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Issuer and, if instituted against the Issuer, Issuer shall by any action or answer approve of, consent to or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding or such proceedings shall not be dismissed within thirty (30) calendar days thereafter; or

                     (f) There shall be a material adverse change in the financial condition of the Issuer; or

                     (g) The Issuer shall have failed to deliver shares of Common Stock issuable upon conversion of the Debentures within five business days of when due under the terms of this Debenture; or

                     (h) The Issuer, or any other party, shall, at any time after the Issuance Date, in any way materially adversely alter Holder's priority interest as set forth below.

           Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) or cured as provided herein, at the option of the Holder, and in the Holder's sole discretion, the Holder may consider this Debenture (and all interest through such date) immediately due and payable in cash, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law (including but not limited to consequential damages if any). It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. The parties acknowledge that a change in control of the Issuer shall not be deemed to be an Event of Default as set forth herein.

           9. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

           10. The Holder shall have the right to include all of the Conversion Shares underlying this Debenture (the "REGISTRABLE SECURITIES") as part of any registration of securities filed by the Issuer (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-4 or S-8) and must be notified in writing of such filing as soon as reasonably practicable; PROVIDED, HOWEVER, that the Holder agrees it shall not have any piggy-back registration rights pursuant to this Debenture if the Conversion Shares underlying this Debenture may be sold in the United States pursuant to the provisions of Rule 144 without any restriction on resale. Holder shall have five business days after receipt of the aforementioned notice from the Issuer, to notify the Issuer in writing as to whether the Issuer is to include Holder or not include Holder as part of such registration; PROVIDED, HOWEVER, that if any registration pursuant to this paragraph shall be underwritten, in whole or in part, the Issuer may require that the Registrable Securities requested for inclusion pursuant to this paragraph be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. All registration expenses incurred by the Issuer in complying with the terms of this Debenture shall be paid by the Issuer, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the Holder.



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           11. This Debenture, together with all documents referenced herein, embodies the full and entire understanding and agreement between the Issuer and Holder with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuer and the Holder. All capitalized terms not otherwise defined herein shall have the same meaning as given in the Agreement. In the event of any inconsistencies between this Debenture and the Agreement, the Debenture shall control. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Debenture shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Debenture.

           12. This Debenture will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York sitting in Manhattan in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Debenture obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Debenture irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

           13. Upon receipt by the Issuer of evidence of the loss, theft, destruction or mutilation of any Debenture certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Issuer, and upon the cancellation of the Debenture certificate(s), if mutilated, the Issuer shall execute and deliver new certificates for Debenture(s) of like tenure and date.

           14. This Debenture does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Issuer prior to the conversion into Common Stock thereof, except as provided by applicable law. If, however, at the time of the surrender of this Debenture and conversion the Holder hereof shall be entitled to convert this Debenture, the Conversion Shares so issued shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the Conversion Date.

           15. Except as expressly provided herein or as required by law, so long as this Debenture remains outstanding, the Issuer shall not, without the approval by vote or written consent by the Holder, take any action that would adversely affect the rights, preferences or privileges of this Debenture.

           16. The Debentures shall only be junior in right of payment to the Issuer's current debtors in the Issuer's Times Square, New York financing and any current traditional bank financing and debts owed to the government, and senior in respect to all other indebtedness of the Issuer outstanding as of the original Issuance Date. The Issuer agrees that it shall not incur any other debt or equity that ranks senior to the rights of the holder of this Debenture, so long as this Debenture remains outstanding, except for traditional bank financing or the repayment of government related debt, unless the holders of at least seventy five percent (75%) of the then outstanding principal amount of these Debentures agrees in writing.



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




                     IN WITNESS WHEREOF, the Issuer has caused this Convertible Debenture to be duly executed by an officer thereunto duly authorized.


                                            TAM RESTAURANTS, INC.



                                            By_______________________________
                                                        Name:  Anthony Golio
                                                        Title:  President

Date:  October 21, 2000

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)




         The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of TAM Restaurants, Inc. according to the conditions hereof, as of the date written below.


Date of Conversion ____________________________________________________________


Applicable Conversion Price  __________________________________________________


Signature______________________________________________________________________
                                      [Name]

Address:_______________________________________________________________________


        _______________________________________________________________________



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